Exhibit 99.1
[CONSOL ENERGY LETTERHEAD]
March 25, 2008
The Board of Directors
CNX Gas Corporation
5 Penn Center West, Suite 401
Pittsburgh, Pennsylvania 15276
Gentlemen:
This letter is being written on behalf of CONSOL Energy Inc. (“CONSOL”) to advise the Board of Directors of CNX Gas Corporation (“CNX Gas”) that CONSOL has determined to terminate its proposed exchange offer to acquire all of the outstanding shares of CNX Gas that CONSOL does not already own.
We have been advised by our outside counsel that we will be required to file an application for withdrawal of CONSOL’s registration statement on Form S-4 filed in connection with the proposed exchange offer, which we intend to do today, and intend to issue a press release today notifying the financial markets of CONSOL’s decision to terminate its proposed exchange offer.
Very truly yours,
CONSOL Energy Inc.

By:	/s/ J. Brett Harvey

J. Brett Harvey President and Chief Executive Officer